Exhibit (g)(1)(a)

FORM OF

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 12th day of August, 2020, by and between IndexIQ ETF Trust (the “Fund”) and The Bank of New York Mellon (formerly, The Bank of New York) (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Fund entered into a Custody Agreement dated as of May 30, 2008, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Fund and its portfolios identified on Schedule II (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted in its entirety and replaced with Schedule II attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

INDEXIQ ETF TRUST

On behalf of each Series identified on Schedule II attached to the Agreement

By:
Name:
Title:

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

SCHEDULE II

(Amended and Restated as of August 12, 2020)

IQ Hedge Multi-Strategy Tracker ETF

IQ Hedge Macro Tracker ETF

IQ Real Return ETF

IQ Global Resources ETF

IQ Merger Arbitrage ETF

IQ U.S. Real Estate Small Cap ETF

IQ Hedge Market Neutral Tracker ETF

IQ Hedge Long/Short Tracker ETF

IQ Hedge Event-Driven Tracker ETF

IQ 50 Percent Hedged FTSE International ETF

IQ Enhanced Core Plus Bond U.S ETF

IQ S&P High Yield Low Volatility Bond ETF

IQ Chaikin U.S. Small Cap ETF

IQ Chaikin U.S Large Cap ETF

IQ 500 International ETF

IQ Candriam ESG US Equity ETF

IQ Candriam ESG International Equity ETF